Exhibit 10.2

AMENDMENT TO
RAYMOND L. KILLIAN, JR. EMPLOYMENT AGREEMENT

This AMENDMENT is made and entered into as of September 15, 2006, by and between Investment Technology Group, Inc. (the “Company”) and Raymond L. Killian, Jr. (the “Executive”).

WHEREAS, the Company and the Executive previously entered into an employment agreement dated as of December 16, 2004 (the “Employment Agreement”); and

WHEREAS, the parties now wish to amend the Employment Agreement to reflect that, effective October 4, 2006, the Executive’s position with the Company shall change from Chief Executive Officer and President to Chairman; and

WHEREAS, the parties also wish to acknowledge and agree that this change in position will not trigger the Executive’s right to any severance benefits under the Employment Agreement.

NOW, THEREFORE, the parties mutually acknowledge and agree that the Employment Agreement is hereby amended as follows:

1.             Effective October 4, 2006, the Executive’s position with the Company shall change from Chief Executive Officer and President to Chairman.

2.             This change in position will not trigger the Executive’s right to any severance benefits under Section 5.02 of the Employment Agreement.

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed as of the day and year first set forth above.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel & Secretary

EXECUTIVE:

By:	/s/ Raymond L. Killian, Jr.
Raymond J. Killian, Jr.